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NationsBank Corporation
Charlotte, NC 28255
Tel 704 386-5000


Pricing Supplement No. 0190 Dated March 24, 1998               Rule 424(b)(2)
(To Prospectus dated November 24, 1995 and   	         File number:  33-63097
Prospectus Supplement dated January 8, 1998)


Senior Medium-Term Notes, Series G
Due Nine Months or More From Date of Issue

Principal Amount:                              	       $  16,670,000.00
Issue Price:                      	        100.000%    $  16,670,000.00
Commission or Discount:          	           0.000%    $           0.00
Proceeds to Company:                       100.000%    $  16,670,000.00


Agent:                 	NationsBanc Montgomery Securities LLC,	as Agent


Original Issue Date:            	March 27, 1998
Stated Maturity Date:           	June 27, 2008

Cusip #:                        	63858R-EY-3

Form:                           	Book entry only

Interest Rate:                  	6.260% Fixed

Interest Payment Dates:         	27th of March and September,
                                	commencing on September 27, 1998,
                                	with the final interest payment date on
                                	June 27, 2008

Discount Note?                  	No

May the Notes be redeemed by the Company prior to maturity?               	No

May the notes be repaid prior to maturity at the option of the holder?    	No